UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2019, MGM Lessee, LLC (the “Tenant”), a Delaware limited liability company and a subsidiary of MGM Resorts International (the “Company”), entered into a Fifth Amendment (the “Amendment”) to the Master Lease Agreement, dated as of April 25, 2016, between the Tenant and MGP Lessor, LLC, a Delaware limited liability company and a subsidiary of MGM Growth Properties LLC (“MGP”) (as amended, the “Master Lease”) with respect to the acquisition by a subsidiary of the Company of the subsidiary of MGP that owned the operating assets of the Hard Rock Rocksino Northfield Park. The Amendment provides that, among other things, the Rent (as defined in the Master Lease) under the Master Lease will be increased by $60 million, 90% of which shall be allocated to the Base Rent (as defined in the Master Lease) and 10% of which shall be allocated to the Percentage Rent (as defined in the Master Lease). This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Fifth Amendment to Master Lease Agreement, dated as of April 1, 2019, between MGP Lessor, LLC and MGM Lessee, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP filed on April 4, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International

Date: April 4, 2019	By:	/s/ Andrew Hagopian III
		Name:	Andrew Hagopian III
		Title:	Chief Corporate Counsel and Assistant Secretary